Exhibit 10.2.2

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT, made as of the date set forth on the Notice of Grant of Restricted Stock, by and between Affordable Residential Communities Inc., a Maryland corporation (the “Company”), pursuant to the Affordable Residential Communities Inc. 2003 Equity Incentive Plan (the “Plan”) and the employee or director of the Company or an Affiliate named on the Notice of Grant of Restricted Stock (the “Participant”).  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Plan administrator has authorized the grant to the Participant of the shares of Restricted Stock as set forth in the Notice of Grant of Restricted Stock.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

1.                                       Grant of Award.  Pursuant to Section 7 of the Plan, the Company grants to the Participant, as of the effective date of grant specified in the Notice of Grant of Restricted Stock and subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the number of shares of Restricted Stock as shown on the Notice of Grant of Restricted Stock.  The Participant’s grant and record of Restricted Stock share ownership shall be kept on the books of the Company until the restrictions on transfer have lapsed.  At the Participant’s request, vested shares may be evidenced by stock certificates.

2.                                   Vesting.  The shares of Restricted Stock granted to the Participant shall vest in accordance with the vesting schedule set forth in the Notice of Grant of Restricted Stock.  Such vesting schedule indicates each date upon which the Participant shall be entitled to receive shares of freely transferable Common Stock equal to the number of vested shares of Restricted Stock, provided that, as of the vesting date, the Participant has not incurred a termination of service with the Company and all of its Affiliates.  No vesting shall occur after the termination of a Participant’s employment or service with the Company and its Affiliates for any reason.

3.                                       Rights as a Stockholder.  The Participant shall have all of the rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote on all matters with respect to which the stockholders of the Company have the right to vote and the right to receive dividends thereon.

4.                                       Restrictions on Transfer.  Shares of Restricted Stock may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution.

5.                                       Approvals.  No shares of Common Stock shall be issued under this Restricted Stock Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any issuance of shares to the Participant on the Participant’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

6.                                   Invalid Transfers.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement shall be valid, and the Company will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

7.                                       Effect of Termination of Employment or Service for Death, Disability, Retirement or Without Cause.  Unless otherwise provided in an individual employment, severance or other agreement entered into between the Participant and the Company, in which case the provisions of such agreement shall apply, in the event that the Participant’s employment or service with the Company terminates for any reason prior to the vesting of all of the shares of Restricted Stock subject hereto, any shares subject to this Agreement as of the effective date of such termination shall be immediately forfeited and cancelled.

8.                                       Taxes.  The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect to the shares of Restricted Stock (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant, on or about the date of grant), an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock.  The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the consent of the Company, by authorizing the Company to withhold cash otherwise due to the Participant (e.g., by filing a revised form W-4 to increase payroll tax withholdings). The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Agreement.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT THE PARTICIPANT DESIRES TO MAKE THE ELECTION.

9.                                   Compliance with Law and Regulations; Legend.  The award and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company may require, as a condition of the issuance and delivery of certificates evidencing Restricted Stock pursuant to the terms hereof, that the certificates bear the legend set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Committee.

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Affordable Residential Communities Inc. 2003 Equity Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company.  A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 600 Grant Street, Suite 900, Denver, CO 80203.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

10.                                 Incorporation of Plan.  This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it.  To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Restricted Stock Agreement shall be deemed to be modified accordingly.

11.                             Notices.  Any notices required or permitted hereunder shall be addressed to the Company, at 600 Grant Street, Suite 900, Denver, CO 80203, or to the Participant at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail.  Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

12.                                 Binding Agreement; Successors.  This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Participant and the Participant’s personal representatives and beneficiaries.

13.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon all Persons.

14.                                 Amendment.  This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Participant in accordance with Section 11; and provided, further, that no amendment or modification that is adverse to the rights of the Participant as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Participant has hereunto set his hand, all as of the day and year set forth below.

AFFORDABLE RESIDENTIAL

COMMUNITIES INC.

By:
Its:

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Date:

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

2003 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK

This Notice is to certify that the Participant named below has been granted the number of shares of Restricted Common Stock set forth below under the terms and conditions set forth in this Notice.  This Notice is subject to and incorporates by reference the terms and conditions of the Restricted Stock Agreement ((the “Agreement”), a copy of which is enclosed).  Please refer to the Restricted Stock Agreement and the 2003 Equity Incentive Plan document for an explanation of the terms and conditions of this grant and a full description of your rights and obligations.  You must sign the Agreement in order for this Notice and grant to be effective.  Please sign and date the Agreement on the last page and return it promptly in the enclosed envelope.

Name of Participant:

Number of Restricted Shares:

Per Share Value on Grant Date:	$

Grant Date:

Vesting Schedule:	Shares vest on Grant Date

(Date(s) on which Restricted

Stock Restrictions Lapse)	Shares vest on

Additional Terms:	See the Restricted Stock Agreement.